Exhibit 10.4

AMENDMENT NO. 1 TO LOAN AGREEMENT

AMENDMENT NO. 1 TO THE LOAN AGREEMENT (this “Amendment”) made effective as of August 8, 2012 by and between EMPIRE RESORTS, INC., a Delaware corporation (hereinafter “Borrower”) and KIEN HUAT REALTY III LIMITED (hereinafter “Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender entered into a Loan Agreement, dated as of November 17, 2010 (hereinafter the “Loan Agreement”);

WHEREAS, Borrower and Lender have agreed to extend the term of the loan (the “Loan”) made pursuant to the Loan Agreement in accordance with the terms of this Amendment (the “Extension”).

NOW, THEREFORE, the parties hereto agree to amend the Loan Agreement as follows, effective as of the date hereof:

1. The definition of “Interest Rate” in Section 1.01 shall be amended by deleting the reference to 5.00% in (ii) and inserting 7.50% in place thereof such that the interest rate applicable during the Extension Term shall be 7.50%.

2. To amend the Extended Maturity Date and the length of the Extension Term, Section 2.02(c)(iv) shall be amended by deleting the words “the Interest Payment Date in the month containing the two-year anniversary of the Initial Maturity Date” and inserting the words “December 31, 2014” in place thereof.

3. In consideration of the Extension, Borrower agrees to pay to Lender a one-time fee equal to $174,260.56 , or one percent (1%) of the outstanding balance of the Loan as of the date hereof.

4. Borrower hereby (1) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Agreement and each of the other Loan Documents, (2) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Agreement as amended hereby and the other Loan Documents, in each case, without impairment, but subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (3) represents, warrants and covenants that, to its knowledge, and taking into account the affect of this Amendment, (i) as of the date hereof, it is not in default under the Loan Agreement or any of the other Loan Documents beyond any applicable notice and cure periods, and (ii) as of the date hereof, there are no defenses, offsets or counterclaims against the Indebtedness.

The parties hereby agree that except as specifically provided in and modified by this Amendment, Loan Agreement is in all other respects hereby ratified and confirmed and references to the Loan Agreement shall be deemed to refer to the Loan Agreement as modified by this Amendment. Defined terms used and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first written above.

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

KIEN HUAT REALTY III LIMITED

By:	/s/ Gerard Lim Ewe Keng
Name:	Gerard Lim Ewe Keng
Title:	Director